Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of First Reliance Bancshares, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), F.R. Saunders, Jr., Chief Executive Officer of the Company, and Jeffrey A. Paolucci, Chief Financial Officer of the Company, respectively, do each certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 17, 2014

/s/ F.R. Saunders, Jr.
F.R. Saunders, Jr.
Chief Executive Officer

/s/ Jeffrey A. Paolucci
Jeffrey A. Paolucci
Chief Financial Officer